CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Herc Holdings, Inc. of our report dated February 14, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Herc Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
December 12, 2023